EXHIBIT 99.1

Arbor Realty Trust Reports First Quarter 2016

Results and Declares Common Stock Dividend

First Quarter Highlights:

•	Net income of $1.1 million, or $0.02 per diluted common share
•	AFFO of $6.9 million, or $0.13 per diluted common share[1]
•	Earned $1.9 million of income from equity investments
•	Originated $218 million of new loans
•	GAAP book value per common share of $9.19
•	Declares a cash dividend on common stock of $0.15 per share

Announced the proposed acquisition of Arbor Commercial Mortgage’s agency platform including a Top 10 DUS® Lender with an ~ $11 billion servicing portfolio

-	This transaction is expected to provide several strategic benefits including:
•	Immediate accretion to earnings and dividends
•	Significant diversification and predictability of earnings streams from the acquisition of a long dated prepayment protected servicing portfolio
•	Fully integrated franchise through significant new origination and servicing verticals providing a strong foothold in the GSE multifamily sector with high barriers to entry and meaningfully increase Arbor’s size and scale
•	A larger more efficient company to access capital through a significant increase in market cap and equity base
•	Full alignment with shareholders through senior management’s significant stock ownership

Uniondale, NY, May 6, 2016 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2016. Arbor reported net income for the quarter of $1.1 million, or $0.02 per diluted common share, compared to $15.0 million, or $0.30 per diluted common share for the quarter ended March 31, 2015. Adjusted funds from operations (“AFFO”) for the quarter was $6.9 million, or $0.13 per diluted common share, compared to $18.2 million, or $0.36 per diluted common share for the quarter ended March 31, 2015.1

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 2

Proposed Acquisition

In February 2016, the Company entered into a purchase agreement to acquire the agency platform from its manager, Arbor Commercial Mortgage, LLC (“ACM”), for $250.0 million. The purchase price is to be paid 50% in cash and 50% in operating partnership units. Each of the operating partnership units will be paired with a share of newly-designated special voting preferred stock which will entitle ACM to one vote per share on any matter submitted to a vote of our stockholders as well as distributions. The purchase price is subject to potential adjustment based on changes in the value of ACM's servicing portfolio being acquired on the closing date. ACM has offered the option, at the discretion of the special committee of the Company’s Board of Directors, to provide for up to $50.0 million of financing to satisfy a portion of the cash consideration to be paid by the Company. All ACM employees directly related to ACM’s agency platform (approximately 230 employees) will become the Company’s employees following the consummation of the proposed acquisition.

The transactions contemplated pursuant to the purchase agreement will require certain government and GSE approvals, as well as a vote of the Company’s stockholders and other third party approvals. The transaction is expected to close by the third quarter of 2016; however, there can be no assurances that these transactions will be completed during this period or at all. In connection with evaluating the proposed acquisition, the Company incurred advisory fees totaling $3.1 million during the three months ended March 31, 2016.

In addition, pursuant to the purchase agreement, ACM has provided a two year option for the Company to purchase the existing management agreement and fully internalize its management structure for $25.0 million (increasing to $27.0 million in the second year). The exercise of this option is at the discretion of the special committee of the Company’s Board of Directors, which has no obligation to exercise its option.

Portfolio Activity

Loan and investment portfolio activity consisted of:

•	18 new loan originations totaling $218.2 million, of which 16 were bridge loans for $208.4 million.

•	Payoffs and pay downs on nine loans totaling $84.6 million.

At March 31, 2016, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $1.68 billion, with a weighted average current interest pay rate of 5.60%, compared to $1.55 billion and 5.63% at December 31, 2015. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.27% at March 31, 2016, compared to 6.32% at December 31, 2015.

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 3

The average balance of the Company’s loan and investment portfolio during the first quarter of 2016, excluding loan loss reserves, was $1.64 billion and the weighted average yield on these assets for the quarter was 6.25%, compared to $1.57 billion and 6.82% for the fourth quarter of 2015. The decrease in average yield was primarily due to a decrease in income from the acceleration of fees on early loan payoffs in the first quarter as compared to the fourth quarter.

At March 31, 2016, the Company’s total loan loss reserves were $86.7 million relating to nine loans with an aggregate carrying value before loan loss reserves of $189.7 million. The Company also had three non-performing loans with a carrying value of $22.9 million that were fully reserved for.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2016 was $1.23 billion with a weighted average interest rate including fees of 4.09%, as compared to $1.18 billion and a rate of 4.12% at December 31, 2015. The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2016 was $1.22 billion, as compared to $1.18 billion for the fourth quarter of 2015. The average cost of borrowings for the first quarter was 4.19%, compared to 4.16% for the fourth quarter of 2015.

The Company amended a $25 million financing facility increasing the committed amount to $50 million and extending the maturity for one year with two one-year extension options.

The Company is subject to various financial covenants and restrictions under the terms of its CLO vehicles and financing facilities. The Company’s CLO vehicles contain interest coverage and asset over collateralization covenants that must be met as of the waterfall distribution date in order for the Company to receive such payments. The Company believes it was in compliance with all financial covenants and restrictions as of March 31, 2016 and as of the most recent determination dates in April 2016 as summarized in the chart below.

Cash Flow Triggers	CLO III	CLO IV	CLO V

Overcollateralization (1)

Current	133.33%	136.99%	130.72%

Limit	132.33%	135.99%	129.72%

Pass / Fail	Pass	Pass	Pass

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 4

Interest Coverage (2)

Current	299.10%	327.01%	270.88%

Limit	120.00%	120.00%	120.00%

Pass / Fail	Pass	Pass	Pass

(1) The overcollateralization ratio divides the total principal balance of all collateral in the CLO by the total principal balance of the bonds associated with the applicable ratio. To the extent an asset is considered a defaulted security, the asset’s principal balance for purposes of the overcollateralization test is the lesser of the asset’s market value or the principal balance of the defaulted asset multiplied by the asset’s recovery rate which is determined by the rating agencies.

(2) The interest coverage ratio divides interest income by interest expense for the classes senior to those retained by the Company.

Other Activity

The Company recorded $1.9 million of income from equity affiliates primarily consisting of $1.6 million of income from its joint venture investment in a residential mortgage banking business.

The Company sold a hotel real estate property which was previously classified as held for sale for $9.7 million and recorded a gain on sale of $0.6 million.

Common Dividend

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share of common stock for the quarter ended March 31, 2016. The dividend is payable on May 31, 2016 to common stockholders of record on May 18, 2016. The ex-dividend date is May 16, 2016.

Preferred Dividends

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from March 1, 2016 through May 31, 2016. The dividends are payable on May 31, 2016 to preferred stockholders of record on May 15, 2016. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. ET. A live webcast of the conference call will be available at www.arborrealtytrust.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 96275855.

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 5

After the live webcast, the call will remain available on the Company's website, www.arborrealtytrust.com, through May 31, 2016. In addition, a telephonic replay of the call will be available until May 13, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 96275855.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust, which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 17 offices in the US that specializes in debt and equity financing for multifamily and commercial real estate. For more information about Arbor Realty Trust, Inc., visit www.arborrealtytrust.com.

Important Information for Investors and Stockholders

This press release shall not constitute a solicitation of any vote or approval. The proposed acquisition referred to in this press release will be submitted to the stockholders of the Company for their consideration at a special meeting of the Company's stockholders to be held on June 1, 2016 (the "Special Meeting"). The Company filed a definitive proxy statement relating to the Special Meeting (the "Definitive Proxy Statement"), as well as other relevant documents concerning the proposed transaction, with the Securities and Exchange Commission (the “SEC”) on April 22, 2106 and has mailed those documents to its stockholders. Investors and stockholders are urged to read the Definitive Proxy Statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about the Company and the proposed transaction. Investors and stockholders may obtain a copy of the Definitive Proxy Statement, as well as other filings containing information about the Company free of charge at the SEC’s website at http://www.sec.gov. In addition, the Definitive Proxy Statement, the SEC filings incorporated by reference therein and the other documents filed with the SEC by the Company may be obtained free of charge by directing such request to: moreinfo@arbor.com, or the documents can be obtained directly by accessing the investor relations section of the Company’s website at www.arborrealtytrust.com.

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 6

The Company and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction from the stockholders of the Company. Information about the directors and executive officers of the Company is set forth in the proxy statement on Schedule 14A for the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2016.  Additional information regarding participants in the proxy solicitation may be obtained by reading the Definitive Proxy Statement regarding the proposed transaction.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations will be detailed in our SEC reports. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein or on the conference call to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

The following factors, among others, could cause our actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements: (1) our continued ability to source new investments, (2) changes in interest rates and/or credit spreads, (3) changes in the real estate markets, (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement between us and Arbor Commercial Mortgage, LLC for the proposed transaction; (5) the inability to complete the transaction contemplated by such Asset Purchase Agreement due to the failure to obtain the required stockholder approval; (6) the inability to satisfy the other conditions specified in such Asset Purchase Agreement, including without limitation the receipt of necessary governmental or regulatory approvals required to complete the transaction contemplated by such Asset Purchase Agreement; (7) the inability to successfully integrate our business with the purchased business or to integrate the businesses within the anticipated timeframe; (8) the risk that the proposed transaction disrupts current plans and operations and increase operating costs; (9) the ability to recognize the anticipated benefits of the transaction including the realization of synergy benefits and to recognize such benefits within the anticipated timeframe; (10) the outcome of any legal proceedings that may be instituted against the Company or others following announcement of such Asset Purchase Agreement and transaction contemplated therein; (11) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2015 or the Definitive Proxy Statement.

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 7

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 10 of this release.

Contacts:

Arbor Realty Trust, Inc.

Paul Elenio, Chief Financial Officer

516-506-4422

pelenio@arbor.com

Media:

Bonnie Habyan, EVP of Marketing

516-506-4615

bhabyan@arbor.com

Investors:

The Ruth Group

Joseph Green

646-536-7013

jgreen@theruthgroup.com

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

	Quarter Ended
	March 31,
	2016	2015

Interest income	$25,818,465	$27,209,395
Interest expense	12,748,613	13,927,367
Net interest income	13,069,852	13,282,028

Other revenue:
Property operating income	5,331,532	8,450,343
Other income, net	89,763	36,000
Total other revenue	5,421,295	8,486,343

Other expenses:
Employee compensation and benefits	4,328,342	4,290,206
Selling and administrative	2,655,476	2,897,810
Acquisition costs	3,109,910	-
Property operating expenses	4,316,555	6,385,088
Depreciation and amortization	877,533	1,438,677
Provision for loan losses (net of recoveries)	(15,000)	982,680
Management fee - related party	2,700,000	2,675,000
Total other expenses	17,972,816	18,669,461

Income before gain on acceleration of deferred income, loss on termination of swaps, gain on sale of real estate and income from equity affiliates	518,331	3,098,910
Gain on acceleration of deferred income	-	11,009,162
Loss on termination of swaps	-	(4,289,450)
Gain on sale of real estate	607,553	3,984,364
Income from equity affiliates	1,897,442	3,095,913

Net income	3,023,326	16,898,899

Preferred stock dividends	1,888,430	1,888,430

Net income attributable to common stockholders	$1,134,896	$15,010,469

Basic earnings per common share	$0.02	$0.30

Diluted earnings per common share	$0.02	$0.30

Dividends declared per common share	$0.15	$0.13

Weighted average number of shares of common stock outstanding:

Basic	51,045,219	50,544,575

Diluted	51,095,128	50,832,736

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets:
Cash and cash equivalents	$145,132,766	$188,708,687
Restricted cash	20,124,435	48,301,244
Loans and investments, net	1,581,621,970	1,450,334,341
Available-for-sale securities, at fair value	411,525	2,022,030
Investments in equity affiliates	34,927,586	30,870,235
Real estate owned, net	31,698,213	60,845,509
Real estate held-for-sale, net	28,590,235	8,669,203
Due from related party	435,552	8,082,265
Other assets	29,478,178	29,558,430
Total assets	$1,872,420,460	$1,827,391,944

Liabilities and Equity:
Credit facilities and repurchase agreements	$183,926,292	$136,252,135
Collateralized loan obligations	759,734,287	758,899,661
Senior unsecured notes	93,955,461	93,764,994
Junior subordinated notes to subsidiary trust issuing preferred securities	157,305,257	157,117,130
Mortgage note payable – real estate owned	-	27,155,000
Mortgage note payable – real estate held-for-sale	27,112,443	-
Due to related party	2,406,027	3,428,333
Due to borrowers	42,020,339	34,629,595
Other liabilities	44,605,843	51,054,321
Total liabilities	1,311,065,949	1,262,301,169

Equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,295,905	89,295,905
Common stock, $0.01 par value: 500,000,000 shares authorized; 51,381,405 and 50,962,516 shares issued and outstanding, respectively	513,814	509,625
Additional paid-in capital	617,921,438	616,244,196
Accumulated deficit	(142,631,782)	(136,118,001)
Accumulated other comprehensive loss	(3,744,864)	(4,840,950)
Total equity	561,354,511	565,090,775
Total liabilities and equity	$1,872,420,460	$1,827,391,944

Arbor Realty Trust Reports First Quarter 2016 Results and Declares Common Stock Dividend

May 6, 2016	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures -

Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")

(Unaudited)

	Quarter Ended
	March 31,
	2016	2015

Net income attributable to common stockholders	$1,134,896	$15,010,469

Subtract:
Gain on sale of real estate	(607,553)	(3,984,364)
Add:
Depreciation - real estate owned and held-for-sale	877,533	1,438,677
Depreciation - investments in equity affiliates	93,588	93,588

FFO attributable to common stockholders	$1,498,464	$12,558,370

Add:
Gain on sale of real estate	607,553	3,984,364
Stock-based compensation	1,681,431	1,692,066
Acquisition costs	3,109,910	-
AFFO attributable to common stockholders	$6,897,358	$18,234,800

Diluted FFO per common share	$0.03	$0.25

Diluted AFFO per common share	$0.13	$0.36

Diluted weighted average shares outstanding	51,095,128	50,832,736

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, as well as the add-back of one-time charges such as acquisition costs. The Company also adds back impairment losses on real estate and gains/losses on sales of real estate. The Company is generally not in the business of operating real estate owned property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company's loans to maximize the value of the collateral and minimize the Company's exposure.  Therefore, the Company deems such impairment and gains/losses on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company's initial investment.

FFO and AFFO are not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.